Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AND

SECURITIES CONTRACT AGREEMENT

This First Amendment to Amended and Restated Master Repurchase and Securities Contract Agreement (this “Amendment”), dated as of May 31, 2022, by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, (“GSB”) as administrative agent for Buyers (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”) and CMTG GS FINANCE LLC, a Delaware limited liability company (“Seller”) and acknowledged by CLAROS MORTGAGE TRUST INC., a Maryland corporation. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Administrative Agent, GSB, as a buyer (and such other financial institutions from time to time party to the Amended and Restated Master Repurchase Agreement as buyers (GSBUSA, together with such other financial institutions, and together with their respective successors and assigns, collectively “Buyers” and individually, each a “Buyer”)), are each a party to that certain Amended and Restated Master Repurchase and Securities Contract Agreement dated as of March 7, 2022 (the “Master Repurchase Agreement”);

WHEREAS, Seller has notified Administrative Agent, on behalf of Buyers, of its desire to exercise the Renewal Option in accordance with Section 3(i)(ii) of the Master Repurchase Agreement, and Administrative Agent, on behalf of Buyers, has approved the Renewal Option, subject to the terms and conditions set forth herein; and

WHEREAS, Seller and Administrative Agent, on behalf of Buyers, wish to reduce the Maximum Facility Amount and modify certain terms and provisions in the Master Repurchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a)    The definition of “Availability Period Expiration Date” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

““Availability Period Expiration Date” shall mean May 31, 2023.”

(b)    The definition of “Maximum Facility Amount” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

““Maximum Facility Amount” shall mean Five Hundred Million Dollars ($500,000,000.00).”

2.    Subsequent Renewal Options. The parties hereto acknowledge and agree that the extension of the Availability Period Expiration Date provided for in this Amendment constitutes and exhausts the Renewal Option provided in Article 3(i)(ii) of the Master Repurchase Agreement.

3.    Effectiveness. The effectiveness of this Amendment is subject to receipt by Administrative Agent, on behalf of Buyers, of the following:

(a)    Amendment. This Amendment, duly executed and delivered by Seller and Administrative Agent, on behalf of Buyers;

(b)    Fees. Payment by Seller of (i) the Renewal Period Fee ($1,250,000.00) on the date hereof and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Administrative Agent, incurred by Administrative Agent, on behalf of Buyers, in connection with this Amendment and the transactions contemplated hereby.

4.    Seller Representations. Seller hereby represents and warrants that:

(a)    no Margin Deficit that has resulted in a Margin Deficit Notice or Event of Default under the Master Repurchase Agreement has occurred and is continuing as of the date hereof; and

(b)     the representations and warranties made by Seller, Pledgor and Guarantor in any of the Transaction Documents are true, correct, complete and accurate in all respects as of the date Seller submitted its notice of extension of the Renewal Option and as of the date hereof (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Administrative Agent, on behalf of Buyers, in a Requested Exceptions Report prior to such date and approved by Administrative Agent, on behalf of Buyers).

5.    Continuing Effect; Reaffirmation of Guarantee Agreement. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Administrative Agent, on behalf of Buyers, (including, without limitation, the Guarantee Agreement) and agreements subordinating rights and liens to the rights and liens of Administrative Agent, on behalf of Buyers, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Administrative Agent, on behalf of Buyers, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

6.    Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

7.    Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Administrative Agent, on behalf of Buyers, and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

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8.    Governing Law. The provisions of Article 20 of the Master Repurchase Agreement are incorporated herein by reference.

9.    Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

10.    References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as a deed as of the day first written above.

ADMINISTRATIVE AGENT: GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Prachi Bansal
Name: Prachi Bansal
Title: Authorized Person

[Signatures continue on following page]

Signature Page to First Amendment to Amended and Restated

Master Repurchase and Securities Contract Agreement

SELLER: CMTG GS FINANCE LLC, a Delaware limited liability company

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

Signature Page to First Amendment to Amended and Restated

Master Repurchase and Securities Contract Agreement

AGREED AND ACKNOWLEDGED: GUARANTOR: CLAROS MORTGAGE TRUST INC., a Maryland corporation

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

Signature Page to First Amendment to Amended and Restated

Master Repurchase and Securities Contract Agreement